UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015

YANEX GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-175146	99-0363803
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

302 Town Centre Boulevard, Suite 100

Markham, Ontario, L3R 0E8, Canada

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Hooft Graaflandstraat 21

VM Utrecht, Netherland, 3525

0031633046823

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

On July 15, 2015, Leonardo Correa Rodriguez, our sole officer and director (the “Seller”) and 2470992 Ontario, Inc. and 2470993 Ontario, Inc. (the “Purchasers”) entered into a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Seller, Two Million Five Hundred Seventy Eight Thousand (2,578,000) shares of common stock, par value $0.001 per share, of Yanex Group, Inc. (the “Company”), representing approximately 84.58% of the issued and outstanding shares of the Company (the “Shares”), for an aggregate purchase price of Twenty Five Thousand Dollars ($25,000) (the “Purchase Price”) paid by the Purchasers through the payment of certain outstanding expenses on behalf of the Company in the amount of the Purchase Price. Prior to the closing of the Stock Purchase Agreement, the Seller was our majority shareholder, President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, and member of the board of directors of the Company. 2470992 Ontario, Inc. is owned and controlled by Jason Abbott, and 2470993 Ontario, Inc. is owned and controlled by John Kim.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

  ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Stock Purchase Agreement is incorporated by reference into this Item 5.01.

  ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation

Effective July 15, 2015, Leonardo Correa Rodriguez (“Mr. Rodriguez”) resigned from his positions as the current President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Company.  Mr. Rodriguez’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Appointment

Effective July 15, 2015, Mr. Jason Abbott (“Mr. Abbott”) was appointed to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director of the Company to serve until the next annual meeting or until his successor is duly appointed. On  July 15, 2015, Mr. Abbott accepted such appointment.

Effective July 15, 2015, Mr. John Kim (“Mr. Kim”) was appointed to serve as the Company’s Chief Financial Officer, Secretary, Treasurer, and Director of the Company to serve until the next annual meeting or until his successor is duly appointed. On July 15, 2015, Mr. Kim accepted such appointment.

The biography for Mr. Abbott is set forth below:

Mr. Jason Abbott, age 38, has been the Vice President of True Marque Ltd. since 2012.  True Marque Ltd. was founded in 2012 and has offices across Canada, the United States and Asia.  True Marque Ltd. is a distribution company focusing on residential smart home products.  True Marque has served as the Global Distribution Partner for Samsung SDS, providing leading smart home solutions to the residential development market across North America.  Based in Markham, Ontario, True Marque’s state of the art showroom, which is the first of its kind in North America, unites seven different Samsung divisions ‘under one roof’, providing a single platform solution for the SMART Home market. Mr. Abbott is responsible for sales and marketing of the products within the True Marque portfolio.  Mr. Abbott has also been the President of International Domes Inc. since 2001, which is one of the world’s leading sellers of Air Supported Structures (Sports Domes) with installations in 38 States in the USA, 9 Provinces in Canada and 7 Countries around the world.  Mr. Abbott has been responsible for sales for all of Canada and North Eastern USA.  From April 2008 until 2011, Mr. Abbott was the President of Blank Space Marketing Ltd., a marketing and advertising company.  Mr. Abbott was responsible for sales and marketing and the securing of leases.  He was also influential in securing a deal with a major tobacco company to assist with the securing of retailers.

Mr. John Kim, age 43, has been the Vice President and Managing Partner of True Marque Ltd. since 2012.  True Marque Ltd. was founded in 2012 and has offices across Canada, the United States and Asia.  True Marque Ltd. is a distribution company focusing on residential smart home products.  True Marque has served as the Global Distribution Partner for Samsung SDS, providing leading smart home solutions to the residential development market across North America.  Based in Markham, Ontario, True Marque’s state of the art showroom- the first of its kind in North America- unites seven different Samsung divisions ‘under one roof’, providing a single platform solution for the SMART Home market.  Mr. Kim is responsible for operations and finances of the everyday business within the True Marque portfolio.  Mr. Kim is also responsible for vetting any new products with his partners.  Before becoming a Partner at True Marque, Mr. Kim provided consultation work for technology companies (ie. SK Telecom and SK Infosec), and also provided consultation in an Advisory role in the transaction processing industry (ie. Inkas, and Access Cash).  Consultation work was performed for 4 years leading up to True Marque.

Family Relationships

Neither Mr. Abbott nor Mr. Kim is related to any other Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

 ITEM 8.01

OTHER EVENTS

Effective July 15, 2015, the Company changed its corporate address to 302 Town Centre Boulevard, Suite 100, Markham, Ontario, L3R 0E8, Canada.

 ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Common Stock Purchase Agreement dated July 15, 2015 between Leonardo Correa Rodriguez, and 2470992 Ontario, Inc. and 2470993 Ontario, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANEX GROUP, INC.

Date: July 16, 2015	By:	/s/ Jason Abbott
Jason Abbott Chief Executive Officer

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